As filed with the Securities and Exchange Commission on April 4, 2014

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-x2381442
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

47827 Halyard Drive

Plymouth, Michigan 48170

(734) 414-6100

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Perceptron, Inc.

First Amended and Restated 2004 Stock Incentive Plan

(Full Title of the Plan)

David W. Geiss, Vice President, General Counsel and Secretary

Perceptron, Inc.

47827 Halyard Drive, Plymouth, Michigan 48170

(734) 414-6100

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas S. Vaughn, Esq.

Dykema Gossett PLLC

400 Renaissance Center

Detroit, Michigan 48243

(313)568-6800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Amount to be	Offering	Aggregate	Registration
To be Registered	Registered (1)	Price Per Share(2)	Offering Price(2)	Fee
Common Stock,	700,000	$12.19	$8,533,000	$1,099.05
without par value

(1) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices for the Common Stock on the Nasdaq Stock Market on March 31, 2014.

(2) The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

In accordance with general instruction E to Form S-8, Perceptron, Inc. (the “Company”) hereby incorporates by reference the contents of its Registration Statement on Form S-8, File No. 333-131421, filed on January 31, 2006, registering 600,000 shares of Common Stock of the Company, par value $.01 per share to be issued pursuant to the Company’s First Amended and Restated 2004 Stock Incentive Plan, the contents of its Registration Statement on Form S-8, File No. 333-163325, filed on November 24, 2009, registering 400,000 shares of Common Stock of the Company, par value $.01 per share to be issued pursuant to the Company’s First Amended and Restated 2004 Stock Incentive Plan and the contents of its Registration Statement on Form S-8, File No. 333-185209, filed on November 30, 2012, registering 400,000 shares of Common Stock of the Company, par value $.01 per share to be issued pursuant to the Company’s First Amended and Restated 2004 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed with this Registration Statement:

Exhibit
Number	Description

4.1	Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 8-K filed October 10, 2008.

4.2	First Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed October 10, 2008.

4.3	Second Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 10-Q filed February 13, 2012.

4.4	Third Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan dated as of August 27, 2013 is incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed August 30, 2013.

4.5	Form of Incentive Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed January 5, 2005.

4.6	Form of Nonqualified Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.3 of the Company’s Report on Form 8-K filed January 5, 2005.

4.7	Form of Incentive Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.3 of the Company’s Report on Form 8-K filed December 27, 2005.

4.8	Form of Nonqualified Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed December 27, 2005.

4.9	Form of Nonqualified Stock Option Agreement Terms — Board of Directors under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 8-K filed August 10, 2006.

4.10	Form of the Restricted Stock Award Agreement for Team Members under the Perceptron, Inc. First Amended and Restated 2004 Incentive Plan is incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed August 30, 2013.

4.11	Form of the Restricted Stock Award Agreement for Non-Employee Directors under the Perceptron, Inc. First Amended and Restated 2004 Incentive Plan is incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed August 30, 2013.

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of BDO USA, LLP

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plymouth, state of Michigan on this 4th day of April, 2014.

PERCEPTRON, INC.

By:	/s/ Jeffrey M. Armstrong
Jeffrey M. Armstrong
Its:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Jeffrey M. Armstrong, Keith R. Marchiando and David W. Geiss, and each of them acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement filed by Perceptron, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Date	Title

/s/ Jeffrey M. Armstrong Jeffrey M. Armstrong	April 4, 2014	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Keith R. Marchiando Keith R. Marchiando	April 4, 2014	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Sylvia M. Smith Sylvia M. Smith	April 4, 2014	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ W. Richard Marz W. Richard Marz	April 4, 2014	Chairman of the Board and Director

/s/ David J. Beattie David J. Beattie	April 4, 2014	Director

/s/ Kenneth R. Dabrowski Kenneth R. Dabrowski	April 4, 2014	Director

/s/ Philip J. DeCocco Philip J. DeCocco	April 3, 2014	Director
/s/ C. Richard Neely C. Richard Neely	April 3, 2014	Director
/s/ Robert S. Oswald Robert S. Oswald	April 3, 2014	Director

/s/ Terryll R. Smith Terryll R. Smith	April 3, 2014	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan, is incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 8-K filed October 10, 2008.

4.2	First Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed October 10, 2008.

4.3	Second Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 10-Q filed February 13, 2012.

4.4	Third Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan dated as of August 27, 2013 is incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed August 30, 2013.

4.5	Form of Incentive Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed January 5, 2005.

4.6	Form of Nonqualified Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.3 of the Company’s Report on Form 8-K filed January 5, 2005.

4.7	Form of Incentive Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.3 of the Company’s Report on Form 8-K filed December 27, 2005.

4.8	Form of Nonqualified Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed December 27, 2005.

4.9	Form of Nonqualified Stock Option Agreement Terms — Board of Directors under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 8-K filed August 10, 2006.

4.10	Form of the Restricted Stock Award Agreement for Team Members under the Perceptron, Inc. First Amended and Restated 2004 Incentive Plan is incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed August 30, 2013.

4.11	Form of the Restricted Stock Award Agreement for Non-Employee Directors under the Perceptron, Inc. First Amended and Restated 2004 Incentive Plan is incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed August 30, 2013.

5.1	Opinion of Dykema Gossett PLLC.

23.1 23.2	Consent of BDO USA LLP. Consent of Grant Thornton, LLP.

23.3	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).